UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2011

ULTRA PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	001-33614	N/A
(State or other jurisdiction of incorporation)	(Commission File Number 001-33614)	(I.R.S. Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 1200
Houston, Texas  77060
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Ultra Petroleum Corp. (the "Company") was held on May 25, 2011, and the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, at such meeting, were as stated below.

The following nominees for director of the Company were elected:

MICHAEL D. WATFORD	FOR:	96,027,703
	AGAINST:	1,822,257
	WITHHELD:	1,804,676
	INVALID:	0
	NONVOTES:	11,595,033

W. CHARLES HELTON	FOR:	96,839,185
	AGAINST:	1,028,294
	WITHHELD:	1,787,158
	INVALID:	0
	NONVOTES:	11,595,032

ROBERT E. RIGNEY	FOR:	54,335,841
	AGAINST:	1,013,112
	WITHHELD:	44,299,670
	INVALID:	0
	NONVOTES:	11,601,046

STEPHEN J. MCDANIEL	FOR:	97,120,189
	AGAINST:	842,363
	WITHHELD:	1,692,085
	INVALID:	0
	NONVOTES:	11,595,032

ROGER A. BROWN	FOR:	96,822,349
	AGAINST:	1,142,935
	WITHHELD:	1,689,352
	INVALID:	0
	NONVOTES:	11,595,033

The appointment of Ernst & Young LLP to serve as the Company's independent auditor for the fiscal year ending December 31, 2011 was approved:

APPOINTMENT OF AUDITOR	FOR:	110,997,711
	WITHHELD:	251,958
	INVALID:	0
	NONVOTES:	0

The non-binding advisory vote regarding the Company’s executive compensation was approved:

EXECUTIVE COMPENSATION	FOR:	97,424,909
	AGAINST:	1,895,249
	WITHHELD:	334,479
	INVALID:	0
	NONVOTES:	11,595,032

The non-binding advisory vote regarding the frequency of holding a non-binding advisory vote regarding the Company’s executive compensation was approved for holding the vote every year:

FREQUENCY OF EXECUTIVE COMPENSATION	THREE YEARS:	28,229,343
	TWO YEARS:	478,980
	ONE YEAR:	70,418,070
	ABSTAIN:	528,219
	INVALID:	0
	NONVOTES:	11,595,057

The shareholder proposal regarding hydraulic fracturing was not adopted:

SHAREHOLDER PROPOSAL	FOR:	38,663,595
	AGAINST:	53,996,502
	ABSTAIN:	6,989,058
	INVALID:	0
	NONVOTES:	11,600,514

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

May 27, 2011	By:	/s/ Garrett B. Smith
	Name:	Garrett B. Smith
	Title:	Corporate Secretary